                           SALES AND SERVICE AGREEMENT



THIS AGREEMENT made this 1st day of September, 1998 between Regal Marine Industries Incorporated, doing business as Regal Boats, having its principal place of business at 2300 Jetport Drive, Orlando, Florida 32809 (hereinafter referred to as "Regal") and American Marine Recreation, Inc., doing business as the Boattree with its principal place of business at 1924 33rd Steet, Orlando, Florida 32834, being a corporation of the State of Delaware (hereinafter referred to as "Dealer"), whereby in consideration of the mutual covenants herein contained, it is agreed as follows:

1. Appointment of Dealer: Regal hereby appoints Dealer as its authorized dealer for the retail sale, display and servicing of the following Regal product(s) and repair parts (hereinafter "Products")*:

Product                           Dealer                              Regal

Sport Boat
Sport Cruiser


     * Both parties are to initial the product descriptions to be included in this Agreement.

The following geographic area (typically described by county) will be the primary "Marketing Area" into which Dealer will promote, sell and service Products (if not described, the Marketing Area is the area local to Dealer) solely from the dealer location(s) contained in the Marketing Area:

BREVARD COUNTY

Regal agrees that it will not appoint another authorized dealer for the retail or sale, display and service of the Products from a location within the Marketing Area.

2. Location(s): Dealer shall sell at retail, display and service Products only at the following locations(s) (designate if a sales only or service only location):

BOAT TREE, INC. - 340 N. HARBOR CITY BLVD. - U.S. ROUTE 1 - MELBOURNE, FL  32935



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     Dealer  agrees  to not  delete,  change,  or add  locations  nor sell  from additional location(s) without the prior written consent of Regal (which consent
shall  not  be   unreasonably   withheld),   nor  will  Dealer   sell   Products
internationally or to others for the purpose of resale without the prior written consent of Regal.

     Regal may upon the giving of at least ninety (90) days prior written notice, and provided a cure does not occur during that notice period, delete from this Agreement any dealer location and commensurate portion of the Marketing Area where Dealer has failed to meet the obligations, performance standards, annual program commitment, terms, conditions, representations, warranties and covenants applicable to that dealer location as more particularly described in this Agreement.


     3. Performance Standards: Regal, after consultation with Dealer, may establish fair and reasonable standards of sales performance for the Dealer in the Marketing Area Such standards are based on such factors as population, sales potential, economic conditions in the Marketing Area, competition from other marine dealerships in the area, and any special circumstances that may affect the sale of Products or the Dealer. Regal may from time to time revise such standards as conditions may require and Regal may update at least annually sales performance under this Agreement. Initially the performance standards shall be as follows:

    Time Period              Product Category                   Unit Commitment


     4. Purchase Program Elections: Regal may establish purchase programs during each Product model year of the Agreement term. The purchase program for the 1999 model year is as follows:

     Initial your appropriate election (Interest Support or Profit Plus) for each product category and your interest support rebate bonus election as outlined in the 1999 programs.


Product Category                  Interest Support                 Profit Plus
Sport Boat (1700-2150)
Sport Boat (6.8-2660)
Sport Cruiser (2800-4060)



          Interest Support Rebate Bonus:

                      I will stock the 322, 402 and 4060 models to receive the interest rebate bonus.

                      I do not plan to stock each of the following models: 322, 402, and 4060.



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5.        Dealer's Responsibilities: Dealer agrees to:

                   A. Devote its best efforts to aggressively promote, display, advertise, sell and service Products solely from the dealer location(s) within Dealer's Marketing Area in accordance with the terms of the Agreement and all applicable federal, state and local laws. Dealer will display at each dealer location(s), a sign in good taste with Regal's current trade designations, subject to approval by Regal.

                   B. Purchase and carry on hand at all times a sufficient inventory of current Products to meet the reasonable demand of potential customers within the Marketing Area. Dealer will protect inventory of Product against weathering and damage and maintain inventory in like new condition.

                   C. Maintain at each dealer location(s) (unless a sales location only and then service is to be provided at another authorized location) a service department which is staffed., trained and equipped to service Products; and to maintain at the dealer location(s), parts and supplies to properly service Products on a timely basis.

                   D. Promptly, courteously and professionally perform any and all necessary rigging, installation and inspection services prior to delivery of the Product to the purchaser, and perform post-sale service, including warranty service, of all Products brought to Dealer for service, in accordance with Regal's then current warranty policies.

                   E. Furnish purchaser with Regal's limited warranty on new Products and with information and training as to the safe and proper operation and maintenance of Products.

                   F. Complete and mail Regal's warranty registration card immediately upon delivery of the Products to the purchaser and assist Regal in performing Product service and recall campaigns. In the event Dealer fails to mail the card to Regal, Dealer agrees to indemnify Regal against any liability, loss or damage which Regal may sustain which is proximately caused by such failure.

                   G. Maintain complete sales and service records and to report to Regal on a regular basis the name and address of purchasers of Products, to the extent required by Regal's then current policies and/or federal, state and local laws.

                   H. Achieve sales performance in accordance with the standards described in Section 3.

                   I. Take steps necessary to become factory authorized to repair power units supplied on Products, including attending service school attendance.

                   J. (1) Provide complete financial statements for the Dealer at mutually agreeable intervals, but at least on an annual basis, and (2) consent to full and open disclosure of financial information concerning Dealer, between Regal and any financial institution or a company which finances Dealers inventory of Products.

                   K. Conduct business in a manner that preserves and enhances the reputation Regal, the Products and Dealer for providing quality products and services.



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                   L. Maintain an ability to purchase Product inventory pursuant to flooring and/or self financing in an amount which is sufficient to meet the Dealer obligations described in the Agreement.

                   M. Use its best efforts to maintain a CSI rating, based upon Regal's then current CSI program, sufficient in Regal's reasonable judgment to maintain Regal's image in the market place, which minimum standard shall be established from time to time by Regal and shall initially be 85 percent.

                   N. Maintain a financial condition which is adequate to satisfy and perform its obligations under this Agreement.

                   0. Not directly or indirectly itself, or allow anyone else to, solicit, inventory, marker or sell, from any dealer location described in Section 2, any product which is competitive with the Products. Such competitive products shall include but not be limited to those products described on Exhibit A, but shall not include those products delineated as noncompetitive that are also described on Exhibit A.

                   P. Allow the application of any rebates or account credits owed to Dealer to and as an offset against any debts or monies owed to Regal by Dealer, including but not limited to losses or debts applicable to open Product accounts, unpaid retail show space, and to any losses relating to Dealer flooring or financing;

                   Q. Indemnify and hold harmless Regal and its affiliated credit agencies from any and all claims or losses whatsoever and as a result of Dealer's failure to meet its obligations to Regal or Regal affiliated credit agencies.

          6. Order: Dealer agrees to submit orders to Regal in a manner and format prescribed from time to time by Regal and which are applicable to Regal's domestic dealers. Any order which does not comply with Regal's terms and conditions need not be filled by Regal. Any additional or different terms submitted by Dealer will be void and of no effect. All orders are subject to acceptance by Regal. Product availability shall be allocated on a reasonable basis established by Regal, provided that Regal reserves the right to limit Product orders to those based upon the previous year Product purchases made by the Dealer and Regal's other dealers.

          7. Prices: The Products (including accessories and parts) sold to the Dealer by Regal will be on the basis of price lists published by Regal from time to time applicable to Regal's domestic dealers selling comparable Products. Regal will have the right to revise the price lists or applicable discounts on programs at any time. Regal shall have no obligation to reimburse Dealer for any loss which Dealer may sustain by reason of any change in price, program or discount. Terms of payment will be as specified from time to time by Regal. Dealer will pay Regal the lesser of 1.5% late charges per month on any past due invoice, or the maximum permitted by state law. Regal may refuse shipment for any credit reason, including Dealer's failure to pay for a prior shipment. Dealer will reimburse Regal for all necessary costs and reasonable attorneys fees in collecting past due accounts. Regal retains a security interest and lien on all Products sold to Dealer and all proceeds arising out of the sale of Products until Products are paid for in full in cash. The Product prices charged to Dealer will be the lowest price then charged to other domestic dealers who purchase, under similar programs, comparable products for at least equal quantities of products ordered and to be delivered in the same period as the Dealer order, provided Regal may, in good faith. charge lesser prices to other dealers to meet competitive offer or sales by other


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          manufacturers,   new  dealer  pricing,  for  unusual  and  nonordinary
          business circumstances, or for limited duration promotional programs.

          8. Shipments: All shipments of Products will be made FOB Regal's factory or distribution center at which time title shall pass. Dealer shall pay all applicable shipping, transportation, delivery and handling charges for Products ordered. If Dealer fails to accept delivery of any Products ordered, Dealer shall reimburse Regal for the transportation of such Product. However, if Regal ships Products not ordered by Dealer, and Regal cannot produce documentation to confirm the order was placed by Dealer, Dealer will have the right to refuse delivery. In such event, Regal will pay all costs incurred in transportation of the Product. Shipments will be subject to Regal's productions schedule and availability of transportation equipment. No liability will be sustained by Regal by reason of its not filling any order due to circumstances beyond its control such as, but not limited to, labor disputes, natural disasters, accidents to machinery, manufacturing delays, material shortages or regulations.

          9. Risk of Loss: If Products ordered by Dealer are transported in Regal's trucks, risk of loss shall pass to Dealer upon delivery to Dealer. If Products are shipped by other means, risk of loss shall pass to Dealer at the time the Products or parts are tendered to such carrier. Regal will assist Dealer in the processing and collection of any claims against the carrier

          10. Payment - Claims: All sales to Dealer shall be paid for COD, by cashier's check unless otherwise agreed between Regal and Dealer. All claims for shortage or damages or unacceptable goods shall be made at the time of arrival of the shipment. The failure of Dealer to give such notification shall constitute a waiver of any such claim. Dealer shall cause to be paid or shall make reimbursement to Regal in full for any and all taxes, duties. or other charges imposed by federal, state, municipal or other governmental authority upon any purchase or sale under Agreement.

          11. Product Modification: Regal shall have the right to discontinue the sale of Products or to modify the design and components of Products at any time; provided, however, that Regal shall notify Dealer prior to shipment of any major design changes with respect to Products previously ordered by Dealer, in which event Dealer shall have the right to cancel such order.

          12.     Product Warranty:

     A. Regal will furnish through Dealer to first-use purchasers its then current standard written limited warranty in effect at the time of delivery of Product to Dealer. Dealer shall have no authority to and agrees not to make any representations, verbally or in writing, relating to Regal's warranty other than those made by Regal in its written warranty. Dealer agrees to provide the Product's "Operation and Maintenance" manuals to the purchaser at time of delivery, and make Regal warranty known to the purchaser, including all disclaimer and limitations, and to have purchaser acknowledge receipt of warranty by obtaining his signature on the Owner Registration and System checklist form.

     B. Dealer agrees to provide timely warranty service on all Product located within Dealer's Marketing Area regardless of where the Product was originally purchased, in accordance with Regal's current warranty service program. Dealer agrees to make all claims for reimbursement under Regal's warranty service program in the manner prescribed by Regal. Regal may revise its warranty service program from time to
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time, providing Dealer with written notification of all revisions and those revisions will supersede all previous programs.

                  C.  Regal  agrees to  promptly  approve  and fully  honor all legitimate warranty claims on Product when made by purchaser through Dealer in the manner prescribed by Regal. Regal agrees to credit or reimburse Dealer for all approved warranty service performed at dealership on behalf of Regal. Regal shall respond to all properly submitted warranty claims by Dealer within one month after receipt of such claims. Regal agrees to pay or credit all accepted claims.

                   D. It is the selling dealer's (including Dealer) responsibility to insure that the retail purchaser receive the proper service on Product that is to be primarily used outside of the selling dealer's Marketing Area. Product sold and used outside of the "selling dealer's" Marketing Area and into an area serviced by another Regal dealer, should then be serviced by that closer dealer. It will be the responsibility of the selling dealer to negotiate in advance of the sale, a reasonable financial arrangement with the Regal dealer in whose market area the boat will be primarily used to insure that the customer receives the proper warranty and other necessary service. Product sold into an area void of a Regal dealer should then be serviced by the selling dealer and or the selling dealer should seek approval from Regal to make arrangements for service with a non-Regal dealer convenient to the purchaser.

                   If the selling dealer fails to negotiate a mutually acceptable financial arrangement with the servicing Regal dealer, or fails to provide or make arrangements for adequate service, the selling dealer shall be responsible for any additional costs that may be incurred in providing warranty service to the purchaser. In addition, such failure may be cause for cancellation of the selling dealer's Sales and Service Dealer Agreement.

     13. Trademarks and Service Marks: Dealer acknowledges that Regal or its affiliated companies are the exclusive owners of various trademarks, service marks, trade designations and trade dress (collectively "Identification:) which Regal uses in connection with Products and its business. Dealer is authorized to use Identification in a manner acceptable to Regal within the Marketing Area only in connection with the promotion and sale of Products and only until the expiration or termination of this Agreement. Dealer will not use Identification as the whole or any part of the name or title of Dealer's business. Dealer acquires no proprietary rights to Identification and this authorization will terminate simultaneously with the expiration or termination of this Agreement. In the event of expiration or termination of this Agreement, Dealer shall immediately discontinue use of Identification in any way whatsoever.

     14. No Agency Created: It is understood and agreed that Dealer is not, nor shall it at any time represent itself to be, the agent, employee, representative or franchisee of Regal. Dealer shall not enter into any contract or commitment in the name of or on behalf of Regal.

15.       Term of Agreement - Termination:

          A. This Agreement shall commence on the date of its execution by Regal and Dealer and shall remain in effect until it is terminated at the end of a Regal Product Model Year (which currently ends at 11:59 p.m. on June 30th) by either Dealer or Regal giving the other party at least twenty-four (24) months prior written notice (which notice may be given for any reason and does not require good cause, and which


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                   notice may be for shorter period under the circumstances more particularly described in Section 16.C). Notwithstanding anything to the contrary described in this paragraph, this
                   Agreement  may  be  terminated   earlier  under  any  of  the
                   circumstances described below and in this Agreement.

          B. This Agreement may be terminated at any time by the mutual consent of the parties.


     C. Either party may, upon the giving of at least forty-five (45) days written notice to the other (10 days for credit reasons or nonpayment of sums due) stating the reasons therefore, terminate this Agreement for cause due to a material breach or default of this Agreement and provided that such breach or default has not been cured during such notice period. Such material breach or default shall include but not be limited to where Dealer does not agree to or meet the performance standards or the annual program commitment described in Sections 3 and 4 reasonably established yearly by Regal. If the breach or default is not subject to cure, this Agreement may be terminated immediately, effective upon the giving of notice to the breaching or defaulting party.

     D. This Agreement may be immediately terminated by either party upon written notice to the other if any of the following occur: (1) the other party, if a corporation, ceases to exist; (2) the other party becomes insolvent or takes or fails to take any action which constitutes an admission of inability to pay debts as they mature; (3) the other party makes a general assignment for the benefit of creditors to an agent authorized to liquidate any substantial amount of assets; (4) the other party becomes a subject of an "order to relief" within the meaning of the United States Bankruptcy Code; (5) the other party applies to a court for the appointment of a received for any assets or properties; or, (6) the other party makes a fraudulent misrepresentation that is material to this Agreement.

     E. This Agreement may be terminated by Regal upon the giving of written notice to Dealer if Dealer defaults on any obligation to third party financing institution.

     F. This Agreement may be terminated by Regal upon the giving of written notice to Dealer if all of the following events occur: Joseph G. Pozo, Jr. is no longer a director and the chief executive officer of the Dealer's parent, and he no longer owns at least 10 percent of the issued and outstanding capital stock of Dealer.

16.       Conduct Upon Termination:

     A. Upon termination of this Agreement, Dealer shall offer to sell to Regal, at Dealer's purchase price (not including transportation or financing costs), Dealer's entire stock of current, originally packaged and new condition Product, and if such termination is of a Dealer location or locations the offer shall be applicable to Product maintained at such location or locations. Regal shall have the option, but no obligation, to accept such offer, which acceptance shall be communicated to Dealer by Regal in writing within thirty (30) days after Dealer notifies Regal of the Product and applicable purchase price of such Product which is subject to such purchase option. Dealer will make Product available to Regal immediately upon acceptance of offer. Regal will pay Dealer all net amounts due within thirty (30) days of receipt of Product, and proof that Product is being transferred to Regal with good and marketable title, free of all liens and encumbrances. Both parties agree to

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a waiver of lost profit or consequential damages as a result of termination of this Agreement.

          B. After the termination of this Agreement for those non good cause reasons described in Section 15.A., Regal will continue to sell parts and accessories for Product sold by Dealer (subject to the terms of sale herein set forth) for twelve
                   (12) months in order that Dealer may continue to service any Products which Dealer may have sold to customers prior to termination.

          C. Upon  receipt of a notice of  termination  provided  under  Section
15.A.

                   (1.) If notice is provided by Dealer, Regal may terminate this Agreement upon the giving of at least ninety
                           (90) days prior written notice to Dealer.

                   (2.) If notice is provided by Regal, Dealer may terminate this Agreement upon the giving of at least ninety
                           (90) days prior written notice to Regal.

17. Governing Law: The Agreement has been signed by Dealer on the date reflected below, and shall become binding upon the date this Agreement is subsequently executed by Regal at its headquarters in Florida, U.S.A. This Agreement shall be construed and enforced in accordance with the laws of the state of Florida.

18. Assignment: This Agreement may not be assigned or transferred by Dealer without prior written consent of Regal. Any assignment of this Agreement without such consent, shall, at Regal's option, automatically terminate this Agreement.

19. Notices: Any written notice given pursuant to this Agreement shall be either hand delivered, sent by facsimile or mailed by Registered or Certified Mail, return receipt requested, to the party at the respective principal place of business first above written. If time periods or methods of notice included in this Agreement are not in compliance with applicable state law, then such periods contained in the applicable state law will apply. Such notice shall be deemed to be given upon first receipt. A change of address may be given by such notice.

     20. Entire Agreement - Non Waiver - Separability: This Agreement contains the entire agreement and replaces all prior agreements between the parties (provided that each party shall remain obligated to pay to the other any monies owed under the ordinary course of business under such prior agreements) and may be amended or modified only by written instrument signed by Regal and Dealer, Failure on the part of Regal or Dealer to enforce any term of this Agreement shall not constitute a waiver thereof. Any provision of this Agreement which in any way contravenes or is unenforceable under applicable law shall not apply and shall be deemed separable and not to be a part of this Agreement without affecting the validity of the remaining provisions.

     21. Binding Arbitration: All disputes, controversies or claims connected with, arising out of, or relating to this Agreement, or any modification, extension or renewal thereof, or to any causes of action that result from such relationship, shall be subject exclusively to the remedy of arbitration described herein, including but not limited to sums due under this Agreement, the interpretation, performance or nonperformance of this Agreement, any claim for damages or rescission, a breach or default of this Agreement, the creation, termination or nonrenewal of this Agreement (such as a dispute regarding the causes, validity or circumstances of the termination, nonextension, or nonrenewal), and trade regulations or antitrust claims, whether such controversies or claims are in law or equity or

                                        8

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          include claims based upon contract,  statute,  tort or otherwise.  All controversies shall be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

          The arbitration shall be governed by the United States Arbitration Act., 9 U.S.C. ss.1-16, as amended, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be at Orlando, Florida. Dealer consents to personal jurisdiction of such court, including the federal and state courts located in the State of Florida. The arbitrator is not empowered to and shall not award damages in excess of actual damages and in no event shall the arbitrator award punitive, special or consequential damages, or prejudgment interest.

          This Paragraph shall survive the expiration or termination of this Agreement.

          Except for sums owing to Regal, all arbitration claims and proceedings must be instituted within one (1) year after the cause of action arises, and the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver and relinquishment of all such claims.

22. Fees: If arbitration is instituted and Dealer prevails in an amount which exceeds Dealer's most recent written demand prior to decision, then Dealer shall be reimbursed its reasonable legal fees and arbitration costs by Regal; otherwise, Regal shall be reimbursed its reasonable legal fees and arbitration costs by Dealer.

23. Miscellaneous: Except as expressly described to the contrary in this Agreement, the rights and remedies of each party are not exclusive. Dealer hereby agrees to maintain in confidence all of the terms and conditions of this Agreement.


IN WITNESS WHEREOF, Regal and Dealer have executed this Agreement as of the date first written above.

REGAL MARINE INDUSTRIES                        AMERICAN MARINE RECREATION,  INC.
INCORPORATED                                                (Dealer)

By:____________________________                By:_____________________________
          (Signature)                                    (Signature)

Name:__________________________               Name:___________________________

Date:_________________                                   Date:_________________


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                                                     Competitive Products

           Following  are  examples  of  competitive   product   categories  and
companies:

                        Sportboats in bow rider and cuddy cabin configurations. Deck Boats Express cruisers and or mid cabin cruisers. Donzi-except fish models Baja-except High Performance Maxum-except Flybridge Bryant Cobalt Cruisers Inc.- except Flybridge Invader Excel Larson Wellcraft - except Fish & High Performance Mainship - except Fly Bridge Monterey Four Winns Penn Yan Powerquest Formula - except High Performance Stingray Renken-except Fish models VIP Baha Cruisers Bayliner - except fish models and Fly
                        Bridge Sea Ray Chaparral Crown line Doral Galaxie Glastron Trojan Kal Kustom Mariah Chris Craft Sunbird-except Fish/Ski Outboards Power Play Rinker Silverton-except Flybridge Thompson Sea Sprite


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                            Non Competitive Products

     Following are examples of non-competitive product categories and companies:
Outboard Motor Boats, Fish N Ski Boats (Inboard Powered)

Offshore fishing boats: Pro-line, Mako, Grady White

Bass fishing boats: Ranger, Gambler

Aluminum boats: Smokercraft, Sylvan

House boats: Gibson, Harbor Master

Inboard tournament ski boats: Tige', Mastercraft, Malibu

Personal watercraft: Sea Doo, Yamaha jet ski

High Performance: Cigarette, Fountain

Sailboats:  Hunter, Catalina

Flats & bay fishing boats: Carolina skiff, Key West

Motor Yachts: Hatteras, Navigator, Carver*

Trawlers: Grand Banks

Pontoon Boats: Playbuoy Pontoon

Hurrican Deck Boats


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